EXHIBIT 16.1
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                                             ANDERSEN   [ logo ]


                                             Arthur Andersen LLP

                                             33 West Monroe Street
                                             Chicago, IL  60603-5385

                                             Tel 312 580 0033

                                             www.andersen.com


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


June 21, 2002



Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. That individual is no longer with Arthur Andersen LLP. We have read the first, second and third paragraphs of Item 4 included in the Form 8-K dated May 29, 2002 (amended June 21, 2002) of Landauer, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.





Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP




cc:  Mr. James M. O'Connell, Landauer, Inc.